Exhibit 10.2

RITCHIE BROS. AUCTIONEERS INCORPORATED

2023 EMPLOYEE STOCK PURCHASE PLAN

The purpose of the Ritchie Bros. Auctioneers Incorporated 2023 Employee Stock Purchase Plan (the “Plan”) is to provide eligible employees of Ritchie Bros. Auctioneers Incorporated (the “Company”) and each Designated Company (as defined in Section 11) with opportunities to purchase common shares in the capital of the Company (the “Common Shares”). An aggregate of 3,000,000 Common Shares have been approved and reserved for this purpose. The Plan includes two components: a Code Section 423 Component (the “423 Component”) and a non-Code Section 423 Component (the “Non-423 Component”). It is intended for the 423 Component to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the 423 Component shall be interpreted in accordance with that intent (although the Company makes no undertaking or representation to maintain such qualification). In addition, this Plan authorizes the grant of Rights (as defined in Section 8) under the Non-423 Component, which does not qualify as an “employee stock purchase plan” under Section 423 of the Code, and such Rights granted under the Non-423 Component shall be granted pursuant to separate Offerings (as defined in Section 2) containing such sub-plans, appendices, rules or procedures as may be adopted by the Administrator (as defined in Section 1) and designed to achieve tax, securities laws or other objectives for eligible employees and the Designated Companies in locations outside of the United States. Except as otherwise provided herein or by the Administrator, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

For purposes of this Plan, the Administrator may designate separate Offerings under the Plan, the terms of which need not be identical, in which eligible employees will participate, even if the dates of the applicable Offerings are identical, provided that the terms of participation are the same within each separate Offering under the 423 Component as determined under Section 423 of the Code. Solely by way of example and without limiting the foregoing, the Company could, but shall not be required to, provide for simultaneous Offerings under the 423 Component and the Non- 423 Component of the Plan.

1.            Administration. The Plan will be administered by the person or persons (the “Administrator”) appointed by the Company’s Board of Directors (the “Board”) for such purpose. The Administrator has authority at any time to: (i) adopt, alter and repeal such rules, guidelines and practices for the administration of the Plan and for its own acts and proceedings as it shall deem advisable; (ii) interpret the terms and provisions of the Plan; (iii) determine when and how Rights will be granted and the provisions and terms of each Offering (which need not be identical); (iv) select Designated Companies; (v) make all determinations it deems advisable for the administration of the Plan; (vi) decide all disputes arising in connection with the Plan; and (vii) otherwise supervise the administration of the Plan. Further, the Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures, provided that the adoption and implementation of any such rules and/or procedures would not cause the 423 Component to be in noncompliance with Section 423 of the Code. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding handling of participation elections, payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of share certificates that vary with local requirements. All interpretations and decisions of the Administrator shall be binding on all persons, including the Company and the Participants (as defined in Section 11). No member of the Board or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any Right granted hereunder.

2.            Offerings. The Company shall make one or more offerings to eligible employees to purchase Common Shares under the Plan (“Offerings”) consisting of one or more Purchase Periods. Unless otherwise determined by the Administrator, the initial Offering will begin on the first trading day on or after July 1, 2023 and end on the last trading day on or prior to November 15, 2023. Unless otherwise determined by the Administrator, subsequent Offerings will be 12 months long and separate subsequent Offerings will (a) begin on the first trading day on or after each May 15 and end on the last trading day on or prior to the following May 14, and (b) begin on the first trading day on or after each November 15 and end on the last trading day on or prior to the following November 14. The Administrator may, in its discretion, designate a different period for any Offering (which may be longer or shorter than 12 months), provided that no Offering shall exceed 27 months in duration. Unless the Administrator determines otherwise, each Offering shall be divided into two six-month Purchase Periods ending on the last trading day on or before May 14 and November 14. Furthermore, except as otherwise determined by the Administrator, Participants will only be permitted to participate in one Offering at a time. Unless the Administrator, in its sole discretion, determines otherwise prior to an Offering Date (as defined below), and to the extent an Offering has more than one Purchase Period and to the extent permitted by applicable law, if the Fair Market Value of the Common Shares on any Exercise Date in an Offering is lower than the Fair Market Value of the Common Shares on the Offering Date, then all participants in such Offering automatically will be withdrawn from such Offering immediately after the exercise of their Right on such Exercise Date and automatically re-enrolled in the immediately following Offering as of the first day thereof and the preceding Offering will terminate.

3.            Eligibility. All individuals classified as employees on the payroll records of the Company or a Designated Company as of the first day of the applicable Offering (the “Offering Date”) are eligible to participate in such Offering under the Plan, provided that the Administrator may determine, in advance of any Offering, that employees are eligible only if, as of the Offering Date, (a) they are customarily employed by the Company or a Designated Company for more than 20 hours a week, (b) they are customarily employed by the Company or a Designated Company for more than five months per calendar year, and/or (c) they have completed six months of employment (or such other period as determined by the Administrator, provided such service requirement does not exceed two years of employment). Notwithstanding any other provision herein, individuals who are not contemporaneously classified as employees of the Company or a Designated Company for purposes of the Company’s or applicable Designated Company’s payroll system are not considered to be eligible employees of the Company or any Designated Company and shall not be eligible to participate in the Plan. In the event any such individuals are reclassified as employees of the Company or a Designated Company for any purpose, including, without limitation, common law or statutory employees, by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit, action or administrative proceeding, such individuals shall, notwithstanding such reclassification, remain ineligible for participation. Notwithstanding the foregoing, the exclusive means for individuals who are not contemporaneously classified as employees of the Company or a Designated Company on the Company’s or Designated Company’s payroll system to become eligible to participate in this Plan is through an amendment to this Plan, duly executed by the Company, that specifically renders such individuals eligible to participate herein.

4.            Participation. An eligible employee who is not a Participant in any prior Offering may participate in a subsequent Offering by submitting an enrollment form to the Company or an agent designated by the Company in a manner determined by the Administrator (including, but not limited to, by electronic means) by such deadline as shall be established by the Administrator for the Offering, provided that such enrollment form is filed when the Company is not in a blackout period established by the Company’s insider trading policies and procedures, as in effect from time to time. The enrollment form will (a) state a whole percentage (unless the Administrator determines in advance of an Offering to require that a fixed amount be specified in lieu of a percentage) to be contributed from an eligible employee’s Compensation (as defined in Section 11) per pay period, and (b) authorize the purchase of Common Shares in each Offering in accordance with the terms of the Plan. An employee who does not enroll in accordance with these procedures will be deemed to have waived the right to participate. Unless a Participant files a new enrollment form, withdraws from the Plan or otherwise becomes ineligible to participate in the Plan, such Participant’s deductions and purchases will continue at the same percentage of Compensation for future Offerings, provided the Participant remains eligible. Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code.

5.            Employee Contributions. Each eligible employee may authorize payroll deductions at a minimum of one percent (1%) up to a maximum of fifteen percent (15%) of such employee’s Compensation for each pay period or such other minimum or maximum as may be specified by the Administrator in advance of an Offering, provided that the maximum specified by the Administrator does not exceed fifteen percent (15%). The Company will maintain book accounts showing the amount of payroll deductions made by each Participant for each Offering. No interest will accrue or be paid on payroll deductions, unless required under applicable law. In addition to such payroll deductions, Participants other than “executive officers” of the Company, within the meaning of Rule 3b-7 under the Securities Exchange Act of 1934, as amended, may elect to purchase Common Shares pursuant to a Cashless Participation Program by designating an additional amount to be contributed to at the end of such Purchase Period.

Notwithstanding any other provisions of the Plan to the contrary, in non-U.S. jurisdictions where participation in the Plan through payroll deductions is prohibited or otherwise problematic under applicable laws (as determined by the Administrator in its sole discretion), the Administrator may provide that an eligible employee may elect to participate through other contributions in a form acceptable to the Administrator in lieu of or in addition to payroll deductions; provided, however, that, for any Offering under the 423 Component, any alternative method of contribution must be applied on an equal and uniform basis to all eligible employees in the Offering. Any reference to “payroll deductions” in this Section 5 (or in any other section of the Plan) will similarly cover contributions by other means made pursuant to this Section 5.

6.            Deduction Changes. Unless otherwise determined by the Administrator, except in the case of withdrawal as outlined in Section 7, a Participant may decrease such Participant’s payroll deductions once during a Purchase Period but may not increase such Participant’s payroll deductions during any Purchase Period. Unless otherwise determined by the Administrator, a Participant may increase or decrease such Participant’s payroll deductions with respect to the next Purchase Period (subject to the limitations of Section 5) by filing a new enrollment form by such deadline as shall be established by the Administrator for the Offering, provided that such enrollment form is filed when the Company is not in a blackout period established by the Company’s insider trading policies and procedures, as in effect from time to time. The Administrator may, in advance of any Purchase Period, establish rules permitting a Participant to increase, decrease or terminate such Participant’s payroll deductions during a Purchase Period. If a Participant reduces his or her payroll deduction percentage to 0%, then any election to purchase Common Shares pursuant to the Cashless Participation Program shall automatically terminate.

7.            Withdrawal. A Participant may withdraw from participation in the Plan by giving written notice to the Company or an agent designated by the Company in a form acceptable to the Administrator (including, but not limited to, by electronic means) no later than one month prior to the end of the then-applicable Offering (or such shorter or longer period as may be specified by the Administrator prior to any Offering), provided that the withdrawal notice is submitted when the Company is not in a blackout period established by the Company’s insider trading policies and procedures, as in effect from time to time. The Participant’s withdrawal will be effective as soon as practicable following receipt of written notice of withdrawal by the Company or an agent designated by the Company. Following a Participant’s withdrawal, the Company will promptly refund such Participant’s entire account balance under the Plan to such Participant (after payment for any Common Shares purchased before the effective date of withdrawal). Partial withdrawals are not permitted. Such an employee may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with Section 4.

8.            Grant of Rights. On each Offering Date, the Company will grant to each eligible employee who is then a Participant in the Plan a right (“Right”) to purchase on the last day of a Purchase Period (the “Exercise Date”), the lowest of (a) a number of Common Shares determined by dividing such Participant’s accumulated payroll deductions on such Exercise Date by the Right Price (as defined herein), (b) the number of Common Shares determined by dividing $25,000 by the Fair Market Value of the Common Shares (as defined in Section 11) on the Offering Date for such Offering; or (c) such other lesser maximum number of Common Shares as shall have been established by the Administrator in advance of the Offering; provided, however, that such Right shall be subject to the limitations set forth below. For the avoidance of doubt, each Right under the 423 Component is intended to constitute an option granted under an “employee stock purchase plan” within the meaning of Section 423(b) of the Code. Each Participant’s Right shall be exercisable only to the extent of such Participant’s accumulated payroll deductions on the Exercise Date. The purchase price for each share purchased under each Right (the “Right Price”) will be eighty-five percent (85%) of the Fair Market Value of the Common Shares on the Offering Date or the Exercise Date, whichever is less.

Notwithstanding the foregoing, no Participant may be granted a Right hereunder if such Participant, immediately after the Right was granted, would be treated as owning shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or any Parent or Subsidiary (as defined in Section 11). For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the share ownership of a Participant, and all shares that the Participant has a contractual right to purchase shall be treated as shares owned by the Participant. In addition, no Participant may be granted a Right that permits such Participant rights to purchase shares under the Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate that exceeds $25,000 of the fair market value of such shares (determined on the Right grant date or dates) for each calendar year in which the Right is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code and shall be applied taking Rights into account in the order in which they were granted.

9.            Exercise of Right and Purchase of Shares. Each employee who continues to be a Participant in the Plan on the Exercise Date shall be deemed to have exercised such Participant’s Right on such date and will acquire from the Company a whole Common Shares reserved for the purpose of the Plan using (i) such Participant’s accumulated payroll deductions and (ii) additional contributions made pursuant to the Cashless Participation Program, subject to any other limitations contained in the Plan. Unless otherwise determined by the Administrator in advance of any Offering, any amount remaining in a Participant’s account after the purchase of shares on an Exercise Date solely by reason of the inability to purchase a fractional share will be carried forward to the next Purchase Period and, if such Exercise Date is the final Exercise Date of an Offering, will be carried forward to the next Offering; any other balance remaining in a Participant’s account at the end of an Offering will be refunded to the Participant promptly.

10.          Delivery of Shares. As soon as practicable after each Exercise Date, the Company shall arrange the delivery to each Participant of the Common Shares acquired by the Participant on such Exercise Date; provided that the Company may deliver such shares to a broker that holds such shares in street name for the benefit of the Participant.

11.          Definitions.

The term “Affiliate” means any entity that is directly or indirectly controlled by the Company that does not meet the definition of a Subsidiary below, as determined by the Administrator, whether now or hereafter existing.

The Term “Cashless Participation Program” means a program as may be adopted or amended by the Administrator from time to time to allow Participants eligible for such program to make contributions to the Plan through loans from a third-party provider of the Cashless Participation Program.

The term “Compensation” means, unless the Administrator determines otherwise (subject to applicable law and stock exchange policies), the regular or basic rate of compensation. The Administrator shall have the discretion to determine the application of this definition to Participants outside of the United States.

The term “Designated Company” means each Affiliate and Subsidiary that has been designated by the Administrator from time to time, in its sole discretion, as eligible to participate in the Plan, such designation to specify whether such participation is in the 423 Component or Non-423 Component. A Designated Company may participate in either the 423 Component or Non-423 Component, but not both. Notwithstanding the foregoing, if any Affiliate or Subsidiary is disregarded for U.S. tax purposes in respect of the Company or any Designated Company participating in the 423 Component, then such disregarded Affiliate or Subsidiary shall automatically be a Designated Company participating in the 423 Component. If any Affiliate or Subsidiary is disregarded for U.S. tax purposes in respect of any Designated Company participating in the Non-423 Component, the Administrator may exclude such Affiliate or Subsidiary from participating in the Plan, notwithstanding that the Designated Company in respect of which such Affiliate or Subsidiary is disregarded may participate in the Plan. The Administrator may so designate any Affiliate or Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the shareholders.

The term “Fair Market Value of the Common Shares” on any given date means the closing price of the Common Shares for such date on the NYSE or the TSX, whichever exchange has the majority of the trading volume at such time. If there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price.

The term “New Exercise Date” means a new Exercise Date if the Administrator shortens any Offering then in progress.

The term “NYSE” means the New York Stock Exchange.

The term “Insider” has the same meaning as found in the TSX Company Manual.

The term “Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.

The term “Participant” means an individual who is eligible as determined in Section 3 and who has complied with the provisions of Section 4.

The term “Purchase Period” means a period of time within an Offering, as may be specified by the Administrator in accordance with Section 2, generally beginning on the Offering Date or the next day following an Exercise Date within an Offering, and ending on an Exercise Date. An Offering may consist of one or more Purchase Periods.

The term “Sale Event” means (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization, statutory share exchange, consolidation, or similar transaction pursuant to which the holders of the Company’s outstanding voting power and outstanding shares immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding shares or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Common Shares to an unrelated person, entity or group thereof acting in concert, (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company, or (v) the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

The term “Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.

The term “TSX” means the Toronto Stock Exchange.

12.          Rights on Termination of Employment. Unless otherwise required by applicable law, if a Participant’s employment terminates for any reason before the Exercise Date for any Offering, such Participant’s participation in the Plan will terminate immediately and no payroll deductions will be taken from any pay due and owing to the Participant on or after the termination date. The balance in the Participant’s account will be paid to such Participant or, in the case of such Participant’s death, if permitted by the Administrator and valid under applicable law, to such Participant’s designated beneficiary or, if no beneficiary has been designated or such designation is not valid, to such Participant’s legal heirs. An employee will be deemed to have terminated employment, for this purpose, if the entity that employs such employee, having been a Designated Company, ceases to be an Affiliate or a Subsidiary, or if the employee is transferred to any entity other than the Company or a Designated Company. An employee will not be deemed to have terminated employment for this purpose, if the employee is on an approved leave of absence for military service or sickness or for any other purpose approved by the Company, if the employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise provides in writing.

If a Participant transfers employment from the Company or any Designated Company participating in the 423 Component to any Designated Company participating in the Non-423 Component, such transfer shall not be treated as a termination of employment, but the Participant shall immediately cease to participate in the 423 Component; provided, however, any contributions made for the Offering in which such transfer occurs shall be transferred to the Non-423 Component, and such Participant shall immediately join the then-current Offering under the Non-423 Component on the same terms and conditions in effect for the Participant’s participation in the 423 Component, except for such modifications otherwise applicable for Participants in such Offering. A Participant who transfers employment from any Designated Company participating in the Non-423 Component to the Company or any Designated Company participating in the 423 Component shall not be treated as terminating the Participant’s employment and shall remain a Participant in the Non-423 Component until the earlier of (i) the end of the current Offering under the Non-423 Component, or (ii) the Offering Date of the first Offering in which the Participant is eligible to participate following such transfer. Notwithstanding the foregoing, the Administrator may establish different rules to govern transfers of employment between companies participating in the 423 Component and the Non-423 Component, consistent with the applicable requirements of Section 423 of the Code.

13.          Rights Holders Not Shareholders. Neither the granting of a Right to a Participant nor the deductions from a Participant’s pay or other contributions shall constitute such Participant a holder of the Common Shares covered by a Right under the Plan until such Common Shares have been purchased by and issued to the Participant.

14.          Rights Not Transferable. Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during the Participant’s lifetime only by the Participant; provided that the Common Shares acquired pursuant to the terms of the Cashless Participation Program may be pledged and sold pursuant to the terms of the Cashless Participation Program.

15.          Application of Funds. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose, unless otherwise required under applicable law.

16.          Adjustment in Case of Changes Affecting Common Shares. In the event of a subdivision of outstanding Common Shares, the payment of a dividend in Common Shares or any other change affecting the Common Shares, the number of shares approved for the Plan and any share limitation set forth in Section 8 shall be equitably or proportionately adjusted to give proper effect to such event. In the case of and subject to the consummation of a Sale Event, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan or to facilitate such transactions or events, provided, however, no action shall be taken to the extent that it will cause the Rights held by Participants who are resident in Canada or employed in Canada to not comply with section 7 of the Income Tax Act (Canada):

(a)           To provide for either (i) termination of any outstanding Right in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such Right had such Right been currently exercisable or (ii) the replacement of such outstanding Right with other rights or property selected by the Administrator in its sole discretion.

(b)           To provide that the outstanding Rights under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for similar rights covering the securities of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.

(c)           To make adjustments in the number and type of Common Shares (or other securities or property) subject to outstanding Rights under the Plan and/or in the terms and conditions of outstanding Rights and Rights that may be granted in the future.

(d)          To provide that the Offering with respect to which a Right relates will be shortened by setting a New Exercise Date on which such Offering will end. The New Exercise Date will occur before the date of the Sale Event. The Administrator will notify each Participant in writing or electronically prior to the New Exercise Date, that the Exercise Date for the Participant’s Right has been changed to the New Exercise Date and that the Participant’s Right will be exercised automatically on the New Exercise Date, unless the Participant has withdrawn from the Offering in advance of the New Exercise Date as provided in Section 7 hereof.

(e)           To provide that all outstanding Rights shall terminate without being exercised and all amounts in the accounts of Participants shall be promptly refunded.

17.          Section 409A. The 423 Component of the Plan and the Rights granted pursuant to Offerings thereunder are intended to be exempt from the application of Section 409A of the Code. Neither the Non-423 Component nor any Right granted pursuant to an Offering thereunder is intended to constitute or provide for “nonqualified deferred compensation” within the meaning of Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, if the Administrator determines that any Right granted under the Plan may be or become subject to Section 409A of the Code or that any provision of the Plan may cause a Right granted under the Plan to be or become subject to Section 409A of the Code, the Administrator may adopt such amendments to the Plan and/or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions as the Administrator determines are necessary or appropriate to avoid the imposition of taxes under Section 409A of the Code, either through compliance with the requirements of Section 409A of the Code or with an available exemption therefrom.

18.          Amendment of the Plan.

(a)          The Board may, insofar as permitted by law and subject to any required approval of the NYSE and the TSX, any other stock exchange or other authority, amend, modify, revise or otherwise change the terms of the Plan, in whole or in part, provided that no action shall be taken to the extent that it will cause the Rights held by Participants who are resident in Canada or employed in Canada to not comply with section 7 of the Income Tax Act (Canada).

(b)          For greater certainty and without limiting any of this Section 18, shareholder approval shall not be required for the following amendments, subject to any regulatory approvals including, where required, the approval of the NYSE, the TSX and any other stock exchange on which the Shares are then listed or quoted for trading:

i.	amendments of a “housekeeping” nature, including any amendment for the purpose of curing any ambiguity, error or omission in the Plan or to correct or supplement any provision of the Plan that is inconsistent with any other provision hereof;

ii.	amendments necessary to comply with the provisions of applicable law including, without limitation, the rules, regulations, and policies of the NYSE and the TSX;

iii.	amendments to the eligibility to participate in Offerings under the Plan other than an amendment which would have the potential of broadening or increasing Insider participation;

iv.	amendments respecting administration of the Plan, including but not limited to changing the process by which an eligible employees may participate in the Plan, such as changing the Purchase Period, changing the manner in which employee contributions may be made, changing the form of enrollment form and changing the place where such payments and notices must be delivered;

v.	amendments to the allowable employee contribution established in Section 5, provided that the allowable employee contribution may not exceed 15% of an eligible employee’s Compensation for each pay period; and

vi.	amendments necessary to suspend or terminate the Plan.

(c)          Any such amendment shall be effective at such date as the Board may determine, except that no such amendment, other than one of a minor nature, may apply to any period prior to the announcement of the amendment unless, in the opinion of the Board, such amendment is necessary or advisable in order to comply with the provisions of applicable legislation (including any regulations or rulings thereunder) or would not adversely affect the rights of Participants in respect of the Plan. Notice of any amendment of the Plan shall be given promptly to the Administrator and, except for changes of a minor nature which do not adversely affect their interests, shall also be given to all Participants. Notwithstanding Section 18(b), Shareholder approval shall be required for:

i.	any amendment to increase the maximum number of Shares reserved for issuance from treasury under the Plan;

ii.	any amendment that would increase the allowable employee contribution established in Section 5 to an amount greater than 15% of an eligible employee’s Compensation for each pay period;

iii.	any amendment that would provide for any form of financial assistance to Participants;

iv.	any amendment to remove, exceed or increase the limits on Insider participation in the Plan established by Section 24, and

v.	any amendment to the provisions of this Section 18 which is not an amendment within the nature of Subsections 18(b)(i) or 18(b)(ii).

19.          Insufficient Shares. If the total number of Common Shares that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among Participants in proportion to the amount of payroll deductions accumulated on behalf of each Participant that would otherwise be used to purchase Common Shares on such Exercise Date.

20.          Termination of the Plan. The Plan may be terminated at any time by the Board, provided that, to the extent there are any outstanding Rights, no action shall be taken to the extent that it will cause the Rights held by Participants who are resident in Canada or employed in Canada to not comply with section 7 of the Income Tax Act (Canada). Upon termination of the Plan, all amounts in the accounts of Participants shall be promptly refunded.

21.          Governmental Regulations. The Company’s obligation to sell and deliver Common Shares under the Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such shares.

22.          Governing Law. This Plan and all Rights and actions taken thereunder shall be governed by, and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein applied without regard to conflict of law principles.

23.          Issuance of Shares. Shares may be issued upon exercise of a Right from authorized but unissued Common Shares.

24.          Insider Participation. Notwithstanding any other provision contained in this Plan, no Common Shares shall be purchased under the Plan on behalf of a Participant if, together with any other security based compensation arrangement established or maintained by the Company, such purchase could result, at any time, in:

(a)	the number of Common Shares issuable to Insiders, at any time, exceeding 10% of the issued and outstanding Common Shares from time to time; or

(b)	the number of Common Shares issued to Insiders within any one-year period exceeding 10% of the issued and outstanding Common Shares from time to time.

For the purposes of this Section 24, “issued and outstanding Common Shares” is determined on the basis of the number of Common Shares that are outstanding immediately prior to the purchase of the Common Shares.

25.          Tax Withholding. Participation in the Plan is subject to any applicable U.S. and non-U.S. federal, state or local tax withholding requirements on income the Participant realizes in connection with the Plan. Each Participant agrees, by entering the Plan, that the Company or any Subsidiary or Affiliate may, but will not be obligated to, withhold from a Participant’s wages, salary or other compensation at any time the amount necessary for the Company or any Subsidiary or Affiliate to meet applicable withholding obligations, including any withholding required to make available to the Company or any Subsidiary or Affiliate any taxes, tax deductions or benefits attributable to the sale or disposition of Common Shares by such Participant. In addition, the Company or any Subsidiary or Affiliate may, (i) on the behalf of a Participant, arrange for the sale of such Participant’s Common Shares acquired under the Plan and may use the proceeds of such sale to satisfy withholding obligations arising in respect of the Participant, or (ii)  use any other method of withholding that the Company or any Subsidiary or Affiliate deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f) with respect to the 423 Component. The Company will not be required to issue any Common Shares under the Plan until such obligations are satisfied.

26.          Notification Upon Sale of Shares Under the 423 Component. Each Participant who is subject to tax in the United States and participates in the 423 Component agrees, by entering the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two (2) years after the date of grant of the Right pursuant to which such shares were purchased.

27.          Effective Date and Approval of Shareholders. The Plan shall take effect on the later of the date it is adopted by the Board and the date it is approved by the Company’s shareholders in accordance with applicable law, the Company’s bylaws and articles of amalgamation (as amended from time to time), and applicable stock exchange rules.

DATE APPROVED BY BOARD OF DIRECTORS: April 3, 2023

DATE APPROVED BY SHAREHOLDERS: May 8, 2023